                                                                   EXHIBIT 28(I)

[LOGO OF DECHERT LLP]                                      2010 Main Street
                                                           Suite 500
                                                           Irvine, CA 92614
                                                           +1 949 442 6000 Main
                                                           +1 949 442 6010 Fax
                                                           www.dechert.com

October 31, 2011

Lincoln Advisors Trust
1300 South Clinton Street
Fort Wayne, Indiana 46802

Re: Opinion of Counsel Regarding Issuance of Shares by Lincoln Advisors Trust (File Nos. 333-175622; 811-22583)

Dear Ladies and Gentlemen:

This opinion is given in connection with the filing by Lincoln Advisors Trust, a Delaware statutory trust ("Trust"), of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933 and Amendment No. 1 under the Investment Company Act of 1940 relating to an indefinite amount of authorized shares of beneficial interest of the Presidential Protected Profile 2010 Fund, Presidential Protected Profile 2020 Fund, Presidential Protected Profile 2030 Fund, Presidential Protected Profile 2040 Fund and Presidential Protected Profile 2050 Fund (the "Funds"). The authorized shares of beneficial interest of each Fund are hereinafter referred to as the "Shares."

We have examined the following Trust documents: (1) the Trust's Declaration of Trust; (2) the Trust's By-Laws; (3) each of the Registration Statement filings made with the Securities and Exchange Commission; (4) pertinent provisions of the laws of the State of Delaware; and (5) such other Trust records, certificates, documents and statutes that we have deemed relevant in order to render the opinions expressed herein.

Based on such examination, we are of the opinion that:

US Austin Boston Charlotte Hartford New York Orange County Philadelphia Princeton San Francisco Silicon Valley Washington DC EUROPE Brussels Dublin London Luxembourg Moscow Munich Paris ASIA Beijing Hong Kong

[LOGO OF DECHERT LLP]                                     Lincoln Advisors Trust
                                                                October 31, 2011
                                                                          Page 2


     1. The Trust is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware; and

     2. The Shares to be offered for sale by the Trust, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

This letter expresses our opinion as to the Delaware statutory trust law governing matters such as the due organization of the Trust and the authorization and issuance of the Shares, but does not extend to the securities or "Blue Sky" laws of the State of Delaware or to federal securities or other laws.

The opinions expressed herein are solely for your benefit and may not be relied on in any manner or for any purpose by any other person. We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to Dechert LLP as counsel to the Registrant in the Funds' Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 and the rules and regulations thereunder.

Very truly yours,


/s/ Dechert LLP

Dechert LLP